                                                                  EXHIBIT 99.h-3



                SUB-ADMINISTRATION AND FUND ACCOUNTING AGREEMENT


       THIS AGREEMENT is made as of this 19th day of May, 2001, by and between Scout Investment Advisors, Inc., a Missouri corporation (the "Advisor") and Sunstone Financial Group, Inc., a Wisconsin corporation (the
"Sub-Administrator").

       WHEREAS, the Advisor serves as Investment Adviser and Administrator to the UMB Scout Funds (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds");

       WHEREAS, the Funds are open-end investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act") and are authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

       WHEREAS, The Advisor and the Sub-Administrator desire to enter into an agreement pursuant to which the Sub-Administrator shall provide sub-administration and fund accounting services to such Funds listed on Schedule A hereto and any additional Funds the Advisor and Sub-Administrator may agree upon and include on Schedule A as such Schedule may be amended from time to time;

       NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.     APPOINTMENT

       The Advisor hereby appoints the Sub-Administrator as sub-administrator and fund accountant of the Funds for the period and on the terms set forth in this Agreement. The Sub-Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.     SERVICES AS SUB-ADMINISTRATOR

       (a) Subject to the direction and control of the Funds' Board of Directors and utilizing information provided by the Advisor and its agents, the Sub-Administrator will provide the services listed on Schedule B hereto. The duties of the Sub-Administrator shall be confined to those expressly set forth therein, and no implied duties are assumed by or may be asserted against the Sub-Administrator hereunder. In the event the Sub-Administrator is asked to correct any action taken or inaction by any prior service provider, then the Sub-Administrator shall provide such services and shall be entitled to such compensation as the parties may mutually agree.

       (b) The Board of Directors of the Funds shall cause the officers, investment adviser, legal counsel, independent accountants, transfer agent, custodian and other service providers for the Funds to cooperate with the Sub-Administrator and to provide the Sub-Administrator with such information, documents and advice relating to the Funds as requested by the Sub-Administrator, in order to enable the Sub-Administrator to perform its duties hereunder. In connection with its duties hereunder, the Sub-Administrator shall be entitled to rely, and shall be held harmless by the Advisor when acting in reliance (without investigation or verification), upon the instruction, advice, information or any documents relating to the Funds provided to the Sub-Administrator by an officer or representative of the Funds or by any of the aforementioned persons. The Sub-Administrator shall be entitled to rely on any document that it reasonably believes to be genuine and to have been signed or presented by the proper party. Fees charged by such persons shall be an expense of the Funds. The Sub-Administrator shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Funds or the Advisor until receipt of written notice thereof from the Funds or the Advisor, as the case may be.

       (c) To the extent required by Rule 31a-3 under the 1940 Act, the Sub-Administrator hereby agrees that all records which it maintains for the Funds pursuant to its duties hereunder are the property of the Funds and further agrees to surrender promptly to the Funds any of such records upon the Fund's request. Subject to the terms of Section 6, and where applicable, the Sub-Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records described in Schedule B which are maintained by the Sub-Administrator for the Funds.

       (d) It is understood that in determining security valuations, the Sub-Administrator employs one or more pricing services to determine valuations of portfolio securities for purposes of calculating net asset values of the Funds. The Sub-Administrator shall identify to the Funds and the Board of Directors any such pricing service(s) utilized on behalf of the Funds. The Sub-Administrator is authorized to rely on the prices provided by such service(s) or by the Funds' investment adviser(s) or other authorized representatives of the Funds, and shall not be liable for losses to the Funds, its securityholders or otherwise as a result of its reliance on the valuations provided by the approved pricing service(s) or representatives or its reliance on security valuation procedures established by the Funds.

       (e) The Funds' Board of Directors and the Funds' investment adviser have and retain primary responsibility for all compliance matters relating to the Funds including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, and the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information. Sub-Administrator's monitoring and other functions hereunder shall not relieve the Board of Directors and the investment adviser of their primary day-to-day responsibility for assuring such compliance.

3.     FEES; DELEGATION; EXPENSES

       (a) In consideration of the services rendered pursuant to this Agreement, the Advisor will pay the Sub-Administrator a fee, computed daily and payable monthly, plus out-of-pocket expenses, each as provided in Schedule C hereto. Fees shall be paid by the Advisor at a rate that would aggregate at least the applicable minimum fee for each Fund. The prices for the services to be provided hereunder shall be fixed through the end of the first anniversary of the execution of this Agreement. The parties may amend this Agreement to include fees for any additional services requested by the Funds, enhancements to current services, or to add Funds for which the Sub-Administrator has been retained. The Advisor agrees to pay the Sub-Administrator's then current rate for additional services provided, or for enhancements to existing services currently provided, after the execution of this Agreement. The Sub-Administrator shall present the Advisor with a revised Schedule C reflecting the Sub-Administrator's fees for the upcoming year at least 90 days prior to the end of each contract year during the Initial Term and each subsequent term of the Agreement.

       (b) For the purpose of determining fees payable to the Sub-Administrator, net asset value shall be computed in accordance with the Funds' Prospectus(es) and resolutions of the Funds' Board of Directors. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Funds be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable.

       (c) The Sub-Administrator will bear all expenses incurred by it in connection with the performance of its services under Section 2, except as otherwise provided herein. The Sub-Administrator shall not be required to pay or finance any costs and expenses incurred in the operation of the Funds, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees and expenses of officers and Directors; Securities and Exchange Commission (the "Commission") fees and state Blue Sky fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; taxes and fees payable to federal, state and other governmental agencies; preparation, typesetting, printing, proofing and mailing of prospectuses, statements of additional information, supplements, notices, forms and applications and proxy materials for regulatory purposes and for distribution to current shareholders; preparation, typesetting, printing, proofing and mailing and other costs of shareholder reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Commission and the states; research and statistical data services; expenses incidental to holding meetings of the Funds' shareholders and Directors; fees and expenses associated with internet, e-mail and other related activities; and extraordinary expenses. Expenses incurred for distribution of shares, including the typesetting, printing, proofing and mailing of prospectuses for persons who are not shareholders of the Funds, will be borne by the Funds' investment adviser, except for such expenses permitted to be paid by the Funds under a distribution plan adopted in accordance with applicable laws. Sub-Administrator shall not be required to pay any Blue Sky fees unless and until it has received the amount of such fees from the Funds.

4.     PROPRIETARY AND CONFIDENTIAL INFORMATION

       The Sub-Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Funds all records relative to the Funds' shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval by the Funds, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Funds. Records and information which have become known to the public through no wrongful act of the Sub-Administrator or any of its employees, agents or representatives, and information which was already in the possession of the Sub-Administrator prior to receipt thereof, shall not be subject to this paragraph.

5.     LIMITATION OF LIABILITY

        (a) The Sub-Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from the Sub-Administrator's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, the Sub-Administrator shall not be liable for (i) any action taken or omitted to be taken in accordance with written or oral instructions received by the Sub-Administrator from an officer or representative of the Advisor or the Funds, or (ii) any action taken or omission by any prior service provider.

        (b) The Sub-Administrator assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Sub-Administrator will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.

       (c) The Advisor agrees to indemnify and hold harmless the Sub-Administrator, its employees, agents, officers, directors and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character which may be asserted against the Sub-Administrator or for which the Sub-Administrator may be held liable (a "Claim") arising out of or in any way relating to (i) the Sub-Administrator's actions or omissions except to the extent a Claim resulted from the Sub-Administrator's willful misfeasance, bad faith, or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties hereunder; (ii) the Sub-Administrator's reliance on, or use of information, data, records and documents received by the Sub-Administrator from any party referenced in Section 2 hereof or other representative of the Advisor or the Funds, (iii) the reliance on, or the implementation of, any instructions, directions or any other requests of the Funds; or (iv) any action taken by or omission of any prior service provider.

       (d) In no event and under no circumstances shall the Sub-Administrator, its affiliates or any of its or their officers, directors, members, agents or employees be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

6.     TERM

       (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect with respect to each Fund until May 19, 2002 (the "Initial Term"). Thereafter, if not terminated as provided herein, this Agreement shall continue automatically in effect as to each Fund for successive annual periods.

       (b) This Agreement may be terminated with respect to any one or more particular Funds without penalty after the Initial Term (i) upon mutual consent of the parties, (ii) by either party upon not less than sixty (60) days' written notice to the other party (which notice may be waived by the party entitled to the notice); (iii) immediately upon the termination of the Management Agreement between the UMB Scout Funds and the Advisor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Sub-Administrator and the Advisor.

       (c) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of a Fund or the Funds, the Sub-Administrator shall deliver the records of the Fund(s) in the form maintained by the Sub-Administrator (to the extent permitted by applicable license agreements) to the Advisor or the Funds, as the case may be or person(s) designated by the Funds at the Funds' cost and expense, and thereafter the Funds or their designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of a Fund(s), and the Funds request the Sub-Administrator to provide services in connection therewith, the Sub-Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree.

7.     NON-EXCLUSIVITY

       The services of the Sub-Administrator rendered to the Advisor are not deemed to be exclusive. The Sub-Administrator may render such services and any other services to others, including other investment companies. The Advisor recognizes that from time to time directors, officers and employees of the Sub-Administrator may serve as trustees, directors, officers and employees of other entities (including other investment companies), and that the Sub-Administrator or its affiliates may enter into other agreements with such other entities.

8.     GOVERNING LAW; INVALIDITY

       This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

9.     NOTICES

       Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Sub-Administrator shall be sent to Sunstone Financial Group, Inc., 803 West Michigan Street, Suite A, Milwaukee, WI, 53233, Attention:
Miriam M. Allison, with a copy to General Counsel, and notice to the Funds shall be sent to Scout Investment Advisors, Inc., 928 Grand Boulevard, Kansas City, Missouri 64106, Attention: Dennis Rilinger, General Counsel of UMB Bank, n.a., and Secretary of the Advisor.

10.    ENTIRE AGREEMENT

       This Agreement constitutes the entire Agreement of the parties hereto.

11.    LIMITATIONS

       This Agreement is executed by the Advisor with respect to each of the Funds and the obligations hereunder are not binding upon any of the Directors, officers or shareholders of the Funds individually but are binding only upon the Funds to which such obligations pertain and the assets and property of such Funds. All obligations of the Funds under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

12.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                                SCOUT INVESTMENT ADVISORS, INC.
                                ("Advisor")

                                By:___________________________________________

                                Title:________________________________________



                                SUNSTONE FINANCIAL GROUP, INC.
                                ("Sub-Administrator")


                                By:___________________________________________
                                    Mary M. Tenwinkel, Senior Vice President

                         AMENDED AND RESTATED SCHEDULE A
                                     TO THE
                SUB-ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                         SCOUT INVESTMENT ADVISORS, INC.
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.


                                  NAME OF FUNDS



UMB Scout Stock Fund
UMB Scout Stock Select Fund
UMB Scout Equity Index Fund
UMB Scout Small Cap Fund
UMB Scout WorldWide Fund
UMB Scout WorldWide Select Fund
UMB Scout Technology Fund
UMB Scout Energy Fund
UMB Scout Balanced Fund
UMB Scout Bond Fund
UMB Scout Kansas Tax-Exempt Bond Fund
UMB Scout Money Market Fund
  Federal Portfolio
  Prime Portfolio
UMB Scout Tax-Free Money Market Fund

                                   SCHEDULE B
                                     TO THE
                SUB-ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                         SCOUT INVESTMENT ADVISORS, INC.
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.



                                    SERVICES


Subject to the direction and control of the Funds' Board of Directors and utilizing information provided by the Funds and their agents, the Sub-Administrator will:

- provide office space, facilities, equipment and personnel to carry out its services hereunder

- compile data for and prepare with respect to the Funds timely Notices to the Commission required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports on Form N-SAR;

- assist in the preparation for execution by the Funds and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Funds' custodian or transfer agent, subject to review and approval of the Funds and the Funds' independent accountants;

- prepare the financial statements for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the 1940 Act;

- provide financial and Fund performance information for inclusion in the Registration Statement for the Funds (on Form N-1A or any replacement therefor) and any amendments thereto;

- determine and periodically monitor each Fund's income and expense accruals and cause all appropriate expenses to be paid from Fund assets on proper authorization from the Funds;

-  calculate daily net asset values and income factors of each Fund;

-  maintain all general ledger accounts and related subledgers;

-  perform security valuations using pricing services;

- assist in the acquisition of the Funds' fidelity bond required by the 1940 Act, monitor the amount of the bond and make the necessary Commission filings related thereto;

- from time to time as the Sub-Administrator deems appropriate, check each Fund's compliance with the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information and monitor each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these functions shall not relieve the Funds' investment adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance);

- maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the 1940 Act;

- beginning on and after the date the Funds convert to the Sub-Administrator's transfer agency system, prepare and/or file state securities registration compliance filings, with the advice of the Funds' legal counsel, in accordance with instructions from the Funds, which instructions will include the states to qualify in, the amounts of Shares to initially and subsequently qualify and the warning threshold to be maintained;

- develop with legal counsel and the secretary of the Funds an agenda for each board meeting and, if requested by the Directors, attend board meetings and prepare minutes;

-  prepare Form 1099s for Director and other Fund vendors;

- calculate dividend and capital gains distributions subject to review and approval by the Funds and their independent accountants; and

- generally assist in the Funds' administrative operations as mutually agreed to by the parties.

The duties of the Sub-Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Sub-Administrator hereunder.

                         AMENDED AND RESTATED SCHEDULE C
                                     TO THE
                SUB-ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                         SCOUT INVESTMENT ADVISORS, INC.
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.

                                      FEES


Intending to be legally bound, the undersigned hereby amend and restate Schedule C to the aforementioned Agreement as follows, effective as of May 19, 2001:

ASSET BASED FEES

For its services hereunder, the Sub-Administrator shall receive a fee from the Advisor based on the value of each Fund computed daily and payable monthly, at the annual rate of 0.09% of each Fund's average daily net assets.

Additional fees shall apply for the Sub-Administrator's services in connection with the organization of any new Fund(s) or classes. The Sub-Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree in writing.

OUT-OF-POCKET AND OTHER RELATED EXPENSES

The Advisor shall also pay/reimburse the Sub-Administrator's out-of-pocket and other related expenses. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel in connection with Board meetings and otherwise on behalf of the Funds, programming and related expenses (previously incurred or to be incurred by Sub-Administrator) in connection with providing electronic transmission of data between the Sub-Administrator and the Funds' other service providers, brokers, dealers and depositories, fees of research services including Lexis/Nexis, Morningstar and Lipper, Nasdaq and other service interface fees, EDGAR related fees, long distance telephone charges, and photocopying, faxes, postage and overnight delivery expenses.

DAILY PRICING OF SECURITIES

The Advisor shall pay the Sub-Administrator the following fees for daily pricing of securities, per security, per Fund:

     > Common Stocks                                          $0.15
     > Corporate/Government Bonds/ Foreign Stocks             $0.50
     > Municipal Securities                                   $0.55
     > CMOs                                                   $1.00

     > Manual Price From Broker                               $2.50
     > Domestic Corporate Action                              $0.05
     > Foreign Corporate Action                               $0.15


TAX RETURN PREPARATION, ETC.

     Prepare Federal income and excise tax returns for each Fund;      $4,000/year
     prepare annual and semi-annual tax provisions with financial      per Fund
     statement tax disclosure; calculate year end distribution
     requirements.


REGULATORY REPORT PRODUCTION (PROJECT MANAGEMENT FOR ANNUAL REPORT, SEMI-ANNUAL REPORT AND ANNUAL PROSPECTUS UPDATE)

      Provide art direction; secure and analyze print bids, as requested;      $45,000/year
      proofread financial reports and prospectus(es); oversee production and printing, assuming one annual and semi-annual report and one prospectus update per year.

STAND ALONE SCOUT MONEY MARKET FUND(S) REGULATORY REPORT PRODUCTION (PROJECT MANAGEMENT FOR ANNUAL REPORT, SEMI-ANNUAL REPORT AND ANNUAL PROSPECTUS UPDATE)


       Provide art direction; secure and analyze print bids, as requested;      $6,000/year
       proofread financial reports and prospectus(es); oversee production and printing, assuming one annual and semi-annual report and one prospectus update per year.


Dated and effective as of the 19th day of May, 2001.


SCOUT INVESTMENT ADVISORS, INC.


By:____________________________

Its:___________________________



SUNSTONE FINANCIAL GROUP, INC.

By:____________________________

Its:___________________________